Exhibit 1A-1

EX1A- 81' (5: 5,7,1* $*5((0 (17 Rialto markets a. b. c. d. e. f. g. h. Doc ID: e4221b1264b0f32e109b62933b3b3c2988d28e5b • Doc ID: e4221b1264b0f32e109b62933b3b3c2988d28e5b • • Doc ID: e4221b1264b0f32e109b62933b3b3c2988d28e5b Doc ID: e4221b1264b0f32e109b62933b3b3c2988d28e5b • dE' Doc ID: e4221b1264b0f32e109b62933b3b3c2988d28e5b 10 /27 /2021 Doc ID: e4221b1264b0f32e109b62933b3b3c2988d28e5b 0 • • • 0 0 • • 0 • Doc ID: e4221b1264b0f32e109b62933b3b3c2988d28e5b iw Ii • ' ra Doc ID: e4221b1264b0f32e109b62933b3b3c2988d28e5b VHELLOSIGN Audit Trail TITLE Rialto Markets Reg A Engagement Agreement - Atlis Motor... FILE NAME Reg A+ Tier 2 Eng...ober 2021 - $.pdf DOCUMENT ID e4221b1264b0f32e109b62933b3b3c2988d28e5b AUDIT TRAIL DATE FORMAT MM / DD / YYYY STATUS ■ Out For Signature 10 / 27 / 2021 Sent for signature to Annie Pratt 17:10:40 UTC-4 (annie@atlismotorvehicles.com) and Joel Steinmetz (joel@rialtomarkets.com) from compliance@rialtomarkets.com IP: 173.54.35.233 10 / 27 / 2021 Viewed by Annie Pratt (annie@atlismotorvehicles.com) 17:12:48 UTC-4 IP: 73.90.198.28 10 / 27 / 2021 Signed by Annie Pratt (annie@atlismotorvehicles.com) 17:21:37 UTC-4 IP: 73.90.198.28 10 / 27 / 2021 This document has not been fully executed by all signers. 17:21:37 UTC-4 Powered by V HELLOSIGN Atlis Motor Vehicle Inc. 7259 E POSADA AVE Gilbert, AZ 85234 United States Annie Pratt Reference: 20211027-140439421 President Quote created: October 27, 2021 annie@atlismotorvehicles.com Quote expires: November 26, 2021 9162395776 Quote created by: Julien Phipps Chief Revenue Officer julien@koreconx.com +1 (647) 474-0085 Comments from Julien Phipps Included in your KoreConX all-in-one RegA+ investment solution $2500/mth: • A complete RegA+ End to End solution for your company's offering: • Private Label all-in-one platform • Issuance o Branded "Invest" button for your website o Know Your Client (KYC) including ID verification and Anti-Money Laundering (AML) checks o Payments processing *1 o Automated subscription agreement completion o IRA (TAPGoIRA investment option) *2 • Compliance Management o Compliance management for FINRA registered broker-dealer o Completes KYC, ID, AML, and suitability requirements o Manages the entire process (pending to closed) • Cap Table Management o Real-Time cap table o Equity management o All securities (shares, options, warrants, SAFE, Loans, Debenture, CrowdSafe, Promissory Notes) o 409a, 820 Reports *3 • Shareholder Management o Send & manage reports, K1's, NAV's o Send & manage news releases to shareholders o Shareholder meeting planner, including eVoting • BoardRoom & Document Management o Manage all your corporate records in one place o Minute book layout o Unlimited documents • Portfolio Management (for your shareholders) o Manage pending investments o Manage holdings o eCerts o View reports, news releases and meeting invites from company o eVoting o View shares, transfers, and secondary trading • SEC Transfer Agent o Unlimited shareholders o Unlimited trades o Unlimited transfers o Manage your current and historical cap table *1-There is payment processing fees, that are paid by company *2-IRA services provided by New Direction Trust *3-409a, 820 reports provided for additional monthly fee as needed Products & Services Item & Description SKU Quantity Unit Price Total RegA+ All-In-One RegA+ All-In-One 1 $2,500.00 $2,500.00 Solution_2500 Solution_2500 / month / month for 1 year Subtotals Monthly subtotal $2,500.00 Total $2,500.00 Purchase Terms Terms & Conditions • One time setup fee paid upon signed Sales Order • Monthly Subscription billing begins upon "SEC Qualified" • Fill out the KoreConX all-in-one onboarding information form • https://docs.google.com/forms/d/1 cVZGXovubQ2a BIRtFN5zTuvNk7z8IITTOO-Xhd 9F3PI/ed it • Sign the KoreConX All-In-One Investment Platform Agreement *Monthly Subscription paid each month via Credit Card. *One-time implementation fee $3500 WAIVED, paid upon receipt via Credit Card or Wire Transfer Annie Pratt annie@atlismotorvehicles.com Julien Phipps julien@koreconx.com Questions? Contact me Julien Phipps Chief Revenue Officer julien@koreconx.com +1 (647) 474-0085 KoreConX Suite 8500, One World Trade Centre New York, NY 10007 US